Spark Energy, Inc. Reports Second Quarter 2018 Financial Results

HOUSTON, August 1, 2018 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended June 30, 2018.
Key Highlights

•	Achieved $16.1 million in Adjusted EBITDA, $43.4 million in Retail Gross Margin, and a $23.9 million in Net Income for the second quarter

•	Total RCE count increased 26.9% year-over-year to 1,049,000 as of June 30, 2018

•	Overall monthly attrition of 3.7% for the second quarter

•	Continuing to simplify, streamline, and optimize the organization to improve long-term margin profile

“We made considerable progress in our synergy and brand consolidation efforts during the second quarter, achieving our target of annualized general and administrative cost savings of $15 million through facility and headcount reductions," said Nathan Kroeker, Spark Energy's President and Chief Executive Officer. "We successfully migrated a total of 110,000 customers to more cost-effective billing platforms and notified another 62,000 customers of planned platform switches that should be complete by end of the third quarter.

“Despite strong operating cost controls, our second-quarter results were negatively impacted by lower electricity unit margins. This was a result of the hedges we had to purchase during the first few weeks of the year, additional hedges we used to insure against adverse weather in ERCOT this summer, and increases in capacity costs in New England. While we are disappointed with our first half performance, we are implementing the appropriate strategies that we expect will improve profitability and Adjusted EBITDA performance.
"As we enter the second half of the year, we expect to drive an additional $5 million in annualized cost savings through a series of targeted projects. We are also focusing on organic growth through recently integrated Verde sales channels, as well as new retail sales channels that we believe will help us increase our mass-market concentration and improve margins as we pivot away from larger, lower-margin C&I customers."
Summary Second Quarter 2018 Financial Results
For the quarter ended June 30, 2018, Spark reported Adjusted EBITDA of $16.1 million compared to Adjusted EBITDA of $20.0 million for the quarter ended June 30, 2017. This decrease of $3.9 million is primarily attributable to lower electricity unit margins as well as higher G&A due to a larger customer portfolio.
For the quarter ended June 30, 2018, Spark reported Retail Gross Margin of $43.4 million compared to Retail Gross Margin of $43.1 million for the quarter ended June 30, 2017. Spark attributes this increase of $0.3 million primarily to higher electricity volumes, primarily as a result of acquisitions completed over the prior twelve months, largely offset by lower electricity margins.
Net income for the quarter ended June 30, 2018, was $23.9 million compared to net income of $4.7 million for the quarter ended June 30, 2017. The increase in performance compared to the prior year was primarily the result of unrealized mark to market hedge gain in the second quarter.

Liquidity and Capital Resources

($ in thousands)	June 30, 2018
Cash and cash equivalents	$35,702
Senior Credit Facility Availability (1)	36,281
Subordinated Debt Availability (2)	15,000
Total Liquidity	$86,983
(1) Subject to Senior Credit Facility borrowing base and covenant restrictions.
(2) The availability of the Subordinated Facility is dependent on our Founder's financial position and liquidity.
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on September 13th, 2018, and $0.546875 per share of Series A Preferred Stock payable on October 15, 2018.
Conference Call and Webcast
Spark will host a conference call to discuss second quarter 2018 results on Friday, August 3, 2018, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices and the sufficiency of risk management and hedging policies;

•	extreme and unpredictable weather conditions, and the impact of hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by the New York Public Service Commission;

•	our ability to borrow funds and access credit markets and restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers and actual customer attrition rates;

•	accuracy of billing systems;

•	whether our majority stockholder or its affiliates offer us acquisition opportunities on terms that are commercially acceptable to us;

•	ability to successfully identify and complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new charges by, the ISOs in the regions in which we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K, and in our quarterly reports, other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
(in thousands)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$35,702	$29,419
Accounts receivable, net of allowance for doubtful accounts of $3.6 million and $4.0 million as of June 30, 2018 and December 31, 2017, respectively	132,011	158,814
Accounts receivable—affiliates	3,427	3,661
Inventory	1,860	4,470
Fair value of derivative assets	11,526	31,191
Customer acquisition costs, net	17,123	22,123
Customer relationships, net	20,669	18,653
Prepaid assets	3,575	1,028
Deposits	12,109	7,701
Other current assets	18,863	19,678
Total current assets	256,865	296,738
Property and equipment, net	7,190	8,275
Fair value of derivative assets	595	3,309
Customer acquisition costs, net	5,315	6,949
Customer relationships, net	31,600	34,839
Deferred tax assets	27,581	24,185
Goodwill	120,343	120,154
Other assets	11,360	11,500
Total assets	$460,849	$505,949
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$59,393	$77,510
Accounts payable—affiliates	2,373	4,622
Accrued liabilities	32,330	33,679
Fair value of derivative liabilities	2,079	1,637
Current portion of Senior Credit Facility	—	7,500
Current payable pursuant to tax receivable agreement—affiliates	2,508	5,937
Current contingent consideration for acquisitions	2,980	4,024
Other current liabilities	1,282	2,675
Current portion of note payable	13,921	13,443
Total current liabilities	116,866	151,027
Long-term liabilities:
Fair value of derivative liabilities	4,380	492
Payable pursuant to tax receivable agreement—affiliates	26,067	26,355
Long-term portion of Senior Credit Facility	102,000	117,750
Subordinated debt—affiliate	10,000	—
Contingent consideration for acquisitions	—	626
Other long-term liabilities	1	172
Long-term portion of note payable	—	7,051
Total liabilities	259,314	303,473
Commitments and contingencies (Note 13)

Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 shares issued and outstanding at June 30, 2018 and 1,704,339 shares issued and outstanding at December 31, 2017	90,758	41,173
Stockholders' equity:
Common Stock (1) :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 13,493,158 issued, and 13,393,712 outstanding at June 30, 2018 and 13,235,082 issued and 13,135,636 outstanding at December 31, 2017	135	132
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 21,485,126 issued and outstanding at June 30, 2018 and December 31, 2017	216	216
Additional paid-in capital	28,846	26,914
Accumulated other comprehensive loss	(33)	(11)
Retained earnings	(2,678)	11,008
Treasury stock, at cost, 99,446 shares at June 30, 2018 and December 31, 2017	(2,011)	(2,011)
Total stockholders' equity	24,475	36,248
Non-controlling interest in Spark HoldCo, LLC	86,302	125,055
Total equity	110,777	161,303
Total liabilities, Series A Preferred Stock and stockholders' equity	$460,849	$505,949

(1)	Outstanding shares of common stock reflect the two-for-one stock split, which took effect on June 16, 2017. See 5 "Equity" in our 10-Q for further discussion.

(2)	See Note 5 "Equity" in our 10-Q for disclosure of our variable interest entity in Spark HoldCo, LLC.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Retail revenues	$231,488	$151,604	$515,489	$348,104
Net asset optimization revenues/(expense) (1)	763	(168)	3,450	(361)
Total Revenues	232,251	151,436	518,939	347,743
Operating Expenses:
Retail cost of revenues	162,669	114,637	452,545	260,398
General and administrative (2)	27,780	19,346	57,827	43,839
Depreciation and amortization	12,861	9,656	25,880	18,926
Total Operating Expenses	203,310	143,639	536,252	323,163
Operating income (loss)	28,941	7,797	(17,313)	24,580
Other (expense)/income:
Interest expense	(2,316)	(2,452)	(4,561)	(5,897)
Interest and other income	553	(265)	755	(66)
Total other expenses	(1,763)	(2,717)	(3,807)	(5,963)
Income (loss) before income tax expense (benefit)	27,178	5,080	(21,120)	18,617
Income tax expense (benefit)	3,251	409	(3,216)	2,814
Net income (loss)	$23,927	$4,671	$(17,904)	$15,803
Less: Net income (loss) attributable to non-controlling interests	16,427	3,592	(13,078)	12,454
Net income (loss) attributable to Spark Energy, Inc. stockholders	$7,500	$1,079	$(4,826)	$3,349
Less: Dividend on Series A preferred stock	2,027	991	4,054	1,174
Net income (loss) attributable to stockholders of Class A common stock	$5,473	$88	$(8,880)	$2,175
Other comprehensive income (loss), net of tax:
Currency translation gain (loss)	$25	$(26)	$(58)	$(75)
Other comprehensive income (loss)	25	(26)	(58)	(75)
Comprehensive income (loss)	$23,952	$4,645	$(17,962)	$15,728
Less: Comprehensive income (loss) attributable to non-controlling interests	16,442	3,576	(13,114)	12,407
Comprehensive income (loss) attributable to Spark Energy, Inc. stockholders	$7,510	$1,069	$(4,848)	$3,321

(1)
Net asset optimization revenues (expenses) includes asset optimization revenues—affiliates of $340 and $0 for the three months ended June 30, 2018 and 2017, respectively, and asset optimization revenues—affiliates cost of revenues of $24 and $0 for the three months ended June 30, 2018 and 2017, respectively, and asset optimization revenues—affiliates of $988 and $0 for the six months ended June 30, 2018 and 2017, respectively, and asset optimization revenue—affiliates cost of revenues of $36 and $0 for the six months ended June 30, 2018 and 2017, respectively.

(2)
General and administrative expense includes general and administrative expense—affiliates of $1,600 and $6,100 for the three months ended June 30, 2018 and 2017, respectively, and $8,000 and $13,400 for the six months ended June 30, 2018 and 2017, respectively.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Treasury Stock	Class A Common Stock	Class B Common Stock	Treasury Stock	Accumulated Other Comprehensive Loss	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2017	13,235	21,485	(99)	$132	$216	$(2,011)	$(11)	$26,914	$11,008	$36,248	$125,055	$161,303
Stock based compensation	—	—	—	—	—	—	—	2,647	—	2,647	—	2,647
Restricted stock unit vesting	258	—	—	3	—	—	—	(715)	—	(712)	—	(712)
Consolidated net loss	—	—	—	—	—	—	—	—	(4,826)	(4,826)	(13,078)	(17,904)
Foreign currency translation adjustment for equity method investee	—	—	—	—	—	—	(22)	—	—	(22)	(36)	(58)
Distributions paid to non-controlling unit holders	—	—	—	—	—	—	—	—	—	—	(19,501)	(19,501)
Dividends paid to Class A common stockholders	—	—	—	—	—	—	—	—	(4,805)	(4,805)	—	(4,805)
Dividends to Preferred Stock	—	—	—	—	—	—	—	—	(4,055)	(4,055)	—	(4,055)
Acquisition of NG&E Customers	—	—	—	—	—	—	—	—		—	(6,138)	(6,138)
Balance at June 30, 2018	13,493	21,485	(99)	$135	$216	$(2,011)	$(33)	$28,846	$(2,678)	$24,475	$86,302	$110,777

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(17,904)	$15,803
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	24,639	18,411
Deferred income taxes	(3,396)	3
Change in TRA liability	79	—
Stock based compensation	2,686	2,905
Amortization of deferred financing costs	614	531
Excess tax benefit related to restricted stock vesting	(101)	179
Change in Fair Value of Earnout liabilities	(63)	(2,568)
Accretion on fair value of Earnout liabilities	—	2,660
Bad debt expense	5,725	919
Loss on derivatives, net	19,487	31,473
Current period cash settlements on derivatives, net	7,170	(11,828)
Accretion of discount to convertible subordinated notes to affiliate	—	1,004
Payment of the Major Energy Companies Earnout	—	(1,104)
Payment of the Provider Companies Earnout	—	(677)
Other	(555)	224
Changes in assets and liabilities:
Decrease in accounts receivable	25,957	18,072
Increase in accounts receivable—affiliates	(10)	(1,925)
Decrease in inventory	2,693	310
Increase in customer acquisition costs	(6,254)	(12,074)
(Increase) decrease in prepaid and other current assets	(59)	5,394
Decrease (increase) in other assets	97	(788)
Decrease in accounts payable and accrued liabilities	(20,140)	(18,422)
(Decrease) increase in accounts payable—affiliates	(2,249)	313
Decrease in other current liabilities	(1,545)	(2,862)
Decrease in other non-current liabilities	(461)	(328)
Net cash provided by operating activities	36,410	45,625
Cash flows from investing activities:
Purchases of property and equipment	(1,163)	(371)
Acquisitions of Perigee and other customers	—	(9,353)
Deposit for Verde Acquisition	—	(65,785)
Acquisition of HIKO	(15,041)	—
Acquisition of NG&E customers	(7,796)	—
Net cash used in investing activities	(24,000)	(75,509)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	48,490	37,937
Borrowings on notes payable	146,800	121,000
Payments on notes payable	(160,050)	(93,789)
Payment of the Major Energy Companies Earnout	(1,607)	(6,299)
Payment of the Provider Companies Earnout and installment consideration	—	(6,676)
Payments on the Verde promissory note	(6,573)	—
Proceeds from disgorgement of stockholders short-swing profits	244	666
Restricted stock vesting	(2,589)	(2,009)
Payment of Tax Receivable Agreement liability	(3,577)	—
Payment of dividends to Class A common stockholders	(4,805)	(4,754)
Payment of distributions to non-controlling unitholders	(19,501)	(19,822)

Payment of Dividends to Preferred Stock	(2,959)	—
Purchase of Treasury Stock	—	(1,285)
Net cash (used in) provided by financing activities	(6,127)	24,969
Increase (decrease) in Cash and cash equivalents	6,283	(4,915)
Cash and cash equivalents—beginning of period	29,419	18,960
Cash and cash equivalents—end of period	$35,702	$14,045
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$(123)	$50
Cash paid during the period for:
Interest	$3,884	$1,395
Taxes	$5,399	$7,232

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND SIX MONTHS ENDED June 30, 2018 AND 2017
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$209,447	$131,908	430,346	$265,602
Retail Cost of Revenues	151,953	102,079	401,500	210,923
Less: Net gains (losses) on non-trading derivatives, net of cash settlements	24,852	(5,034)	(23,515)	(16,955)
Retail Gross Margin (1) — Electricity	$32,642	$34,863	$52,361	$71,634
Volumes — Electricity (MWhs)	2,100,007	1,379,051	4,352,031	2,764,165
Retail Gross Margin (2) — Electricity per MWh	$15.54	$25.28	$12.03	$25.92

Retail Natural Gas Segment
Total Revenues	$22,804	$19,528	$88,593	$82,141
Retail Cost of Revenues	10,716	12,558	51,045	49,475
Less: Net Asset Optimization Revenues (Expenses)	763	(168)	3,450	(361)
Less: Net gains (losses) on non-trading derivatives, net of cash settlements	542	(1,148)	(2,685)	(3,088)
Retail Gross Margin (1) — Gas	$10,783	$8,286	$36,783	$36,115
Volumes — Gas (MMBtus)	2,840,721	2,629,087	10,517,802	10,848,366
Retail Gross Margin (2) — Gas per MMBtu	$3.80	$3.15	$3.50	$3.33

(1)
Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “How We Evaluate Our Operations” for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to Net Income:
Net income (loss)	$23,927	$4,671	$(17,904)	$15,803
Depreciation and amortization	12,861	9,656	25,880	18,926
Interest expense	2,316	2,452	4,561	5,897
Income tax expense (benefit)	3,251	409	(3,216)	2,814
EBITDA	42,355	17,188	9,321	43,440
Less:
Net, Gain (losses) on derivative instruments	17,054	(9,677)	(19,488)	(31,473)
Net, Cash settlements on derivative instruments	8,792	3,996	(6,745)	11,351
Customer acquisition costs	1,980	4,384	6,254	12,074
Plus:
Non-cash compensation expense	1,555	1,538	2,686	2,905
Adjusted EBITDA	$16,084	$20,023	$31,986	$54,393

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$45,950	$22,331	$36,410	$45,625
Amortization of deferred financing costs	(319)	(283)	(614)	(531)
Allowance for doubtful accounts and bad debt expense	(3,302)	(563)	(5,725)	(919)
Interest expense	2,316	2,452	4,561	5,897
Income tax expense (benefit)	3,251	409	(3,216)	2,814
Changes in operating working capital
Accounts receivable, prepaids, current assets	(38,516)	(19,159)	(25,888)	(21,541)
Inventory	1,377	3,012	(2,693)	(310)
Accounts payable and accrued liabilities	7,618	7,895	23,934	20,971
Other	(2,291)	3,929	5,217	2,387
Adjusted EBITDA	$16,084	$20,023	$31,986	$54,393
Cash Flow Data:
Cash flows provided by operating activities	$45,950	$22,331	$36,410	$45,625
Cash flows used in investing activities	$(8,205)	$(75,397)	$(24,000)	$(75,509)
Cash flows (used in) provided by financing activities	$(23,108)	$42,162	$(6,127)	$24,969

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2017	2018	2017
Reconciliation of Retail Gross Margin to Operating Income (loss):
Operating income (loss)	$28,941	$7,797	$(17,313)	$24,580
Depreciation and amortization	12,861	9,656	25,880	18,926
General and administrative	27,781	19,346	57,827	43,839
Less:
Net asset optimization revenues (expenses)	763	(168)	3,450	(361)
Net, gains (losses) on non-trading derivative instruments	16,601	(10,202)	(20,111)	(31,578)
Net, Cash settlements on non-trading derivative instruments	8,793	4,020	(6,089)	11,535
Retail Gross Margin	$43,425	$43,149	$89,144	$107,749
Retail Gross Margin - Retail Electricity Segment	$32,642	$34,863	$52,361	$71,634
Retail Gross Margin - Retail Natural Gas Segment	$10,783	$8,286	$36,783	$36,115

Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302